Exhibit 23.1

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-258975 on Form S-3 of our reports dated March 1, 2021 relating to the financial statements of Service Properties Trust (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 28, 2021